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                                                                 Exhibit 24



                                  POWER OF ATTORNEY

                              APPALACHIAN POWER COMPANY
                 Annual Report on Form lO-K for the Fiscal Year Ended
                                   December 31, 1994


               The undersigned directors of APPALACHIAN POWER COMPANY, a Virginia corporation (the "Company"), do hereby constitute and appoint E. LINN DRAPER, JR., G. P. MALONEY and P. J. DeMARIA, and each of them, their attorneys-in-fact and agents, to execute for them, and in their names, and in any and all of their capacities, the Annual Report of the Company on Form lO-K, pursuant to
          Section 13 of the Securities Exchange Act of 1934, for the fiscal year ended December 31, 1994, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform every act and thing required or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned have signed these presents this 22nd day of February, 1995.



          /s/ P. J. DeMaria                  /s/ Wm. J. Lhota
          P. J. DeMaria                      Wm. J. Lhota


          /s/ E. Linn Draper, Jr.            /s/ G. P. Maloney
          E. Linn Draper, Jr.                G. P. Maloney


          /s/ Henry W. Fayne                 /s/ James J. Markowsky
          Henry W. Fayne                     James J. Markowsky


          /s/ Luke M. Feck                   /s/ J. H. Vipperman
          Luke M. Feck                       J. H. Vipperman


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